Exhibit 99.1

ACCELRYS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Max Carnecchia and David R. Mersten as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of common stock of Accelrys, Inc. held of record by the undersigned on May 13, 2010, at the Accelrys special meeting of stockholders to be held on Wednesday, June 30, 2010, or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

ACCELRYS, INC.

June 30, 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

À Please detach along perforated line and mail in the envelope provided.  À

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.

To approve the issuance of Accelrys common stock, par value $0.001 per share, in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2010, by and among Accelrys, Symyx and Alto Merger Sub, Inc., a wholly-owned subsidiary of Accelrys.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To amend the Accelrys restated certificate of incorporation to increase the number of authorized shares of Accelrys common stock from 60,000,000 to 100,000,000 shares.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	To approve the adjournment of the Accelrys special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Accelrys Proposal Nos. 1 and 2.	FOR ☐	AGAINST ☐	ABSTAIN ☐
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted “for” Proposal Nos. 1, 2 and 3, and in the discretion of the named proxies with respect to any other matter that properly comes before the meeting and for which discretionary authority may be properly exercised.